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                                                                    EXHIBIT 10.1




         STRUCTURED EQUITY LINE FLEXIBLE FINANCIN(SM) AGREEMENT dated as of June 30, 1998 (the "Agreement"), between Cheyenne LLC (the "Investor"), and SciClone Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of California (the "Company").

                             W I T N E S S E T H :

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may elect to issue to the Investor, and, at the Company's option, the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, no par value (the "Common Stock"), for a maximum aggregate Purchase Price of $32,000,000 (the "Maximum Offering Amount"); and

         WHEREAS, such investments, if made, will be in reliance upon the provisions of Section 4(2) promulgated by the Securities and Exchange Commission ("SEC") under the United States Securities Act of 1933, as amended (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:


                                       I.

                              CERTAIN DEFINITIONS


         1.1 Defined Terms. As used in this Agreement (including the recitals above), the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Amount" shall have the meaning set forth in Section 2.1(b) hereof.

         "Additional Purchase Date" shall mean any Trading Day on which the Investor notifies the Company by delivery of an Investor Notice of the Investor's election to purchase all or a portion of an Additional Amount.

         "Additional Purchase Notice" shall have the meaning set forth in
Section 2.3(b) hereof.

            "Additional Warrant" shall have the meaning set forth in Section 2.6(b) hereof.

            "Additional Warrant Share Amount" shall have the meaning set forth in Section 2.6(b) hereof.
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            "Affiliate" shall have the meaning ascribed to it in the Securities
Act and the rules thereunder.

            "Applicable Percentage" shall mean in the first Investment Period during the Commitment Period, 10%; in the second Investment Period, 9%; in the third Investment Period, 8%; in the fourth Investment Period, 7%; and in the fifth and succeeding Investment Periods, 6%.

            "Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company as of March 31, 1998.

            "Bankruptcy Code" shall mean title 11 of the United States Code, as amended.

            "Benefit Plan" shall have the meaning set forth in Section 5.12 hereof.

            "Blue Sky Laws" shall mean the United States state securities and takeover laws.

            "Cancellation Notice" shall mean a notice delivered by the Company in its sole and absolute discretion to the Investor with respect to an Investment Period notifying the Investor that the Company shall not sell and the Investor shall not purchase Common Stock represented by the Minimum Obligation for such Investment Period.

            "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

            "Closing" shall mean the consummation of each purchase and sale of Common Stock pursuant to Section 2.4 hereof.

            "Closing Date" shall mean, with respect to each purchase and sale of Common Stock, subject to the conditions contained herein, the second Trading Day following the date of receipt of the Investor's Notice to the Company of its election to purchase Common Stock from the Company (as extended pursuant to this Agreement).

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commitment Period" shall mean the period commencing on the date that the first Investment Period begins and expiring on the earliest to occur of (a) the election by the Company or the Investor to terminate the Investor's obligation to purchase Common Stock pursuant to Section 10.4 herein, (b) the date on which the Investor shall have made purchases of Common Stock pursuant to this Agreement in an aggregate Purchase Price of $32,000,000 or such lesser maximum purchase amount as determined pursuant to Section 2.2, (c) the date this Agreement is terminated pursuant to Section 2.5, and (d) the date occurring twenty four (24) months (subject to extension as provided by Section 2.2(c)(ii)) from the date of commencement of such period.

            "Common Stock" shall have the meaning set forth in the recitals above.





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            "Company Assets" shall have the meaning set forth in Section 5.16 hereof.

            "Compensation Plans" shall mean any stock or option or similar equity-based compensation plans.

            "Condition Satisfaction Date" shall have the meaning set forth in
Section 3.2 hereof.

            "Effective Date" shall mean June 30, 1998, or such later date as the Company shall have (i) delivered fully executed versions of the Warrant and the Registration Rights Agreement, and any other documents required to be delivered pursuant to the terms of this Agreement, and (ii) agreed by such date to the final form of Exhibits to this Agreement.

            "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

            "Equity Offering" shall mean the issuance and sale by the Company,
(a) in a registered public offering or (b) in a transaction exempt from or not subject to the registration requirements of the Securities Act, of any shares of Common Stock or securities which are convertible into or exchangeable for the Company's Common Stock or any warrants, options or other rights to subscribe for or purchase its Common Stock or any such convertible or exchangeable securities (other than securities issued or issuable to any present or future employee, officer, director or consultant of the Company pursuant to any Compensation Plans), upon the conversion or exchange of convertible or exchangeable securities (excluding the Series C Preferred Stock or the warrants to purchase Common Stock issued in connection with the sale of such Series C Preferred Stock) or upon the exercise of warrants (excluding the Warrants), or other rights, or upon the issuance of any shares of Common Stock issued upon exercise of options, conversion or exchange of convertible or exchangeable securities, warrants or other rights outstanding on the date of execution and delivery of this Agreement and listed in the SEC Documents on file with the SEC (other than the Warrants) and other than (i) shares of Common Stock which may be issued upon exercise of options granted under the Compensation Plans, (ii) shares of Common Stock which may be issued upon exercise of the Warrants, and (iii) shares of Common Stock or securities which are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities, in each case which are issued in strategic corporate partnering transactions that do not result in any acquisition or other change in control of the Company.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Final Warrant" shall have the meaning set forth in Section 2.6(c).




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            "Floor Price"  shall be the dollar amount designated by the Company in a Floor Price Notice, provided that the Company shall not designate the Floor Price at a dollar amount less than $1.50. In the event a Floor Price Notice is not received with respect to a certain Investment Period, the Floor Price set for the preceding Investment Period will continue to be the Floor Price.

            "Floor Price Notice" shall mean a written notice delivered by the Company to the Investor on, or as of, the tenth (10th) day preceding the commencement of an Investment Period which sets forth the Floor Price for such Investment Period.

            "Food and Drug Act" shall mean the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Sections 301 et seq. and the rules and regulations promulgated thereunder.

            "4.9% Limit" shall have the meaning specified in Section 2.2(d) hereof.

            "GAAP" shall have the meaning set forth in Section 5.9(a).

            "Governmental Entity" shall mean any federal, state, local or foreign legislative body, court, government, department or instrumentality, or governmental, administrative or regulatory authority or agency.

            "Investment Amount" shall mean the dollar amount paid by the Investor on any Mandatory Purchase Date or Additional Purchase Date, as the case may be.

            "Investment Period" shall mean each successive three-month period (subject to extension as provided by Section 2.5(a)(ii)) commencing on (a) in the case of the first Investment Period, the eleventh (11th) Trading Day following the date the Registration Statement is declared effective, provided that the first Investment Period may start as of a different date upon the mutual written consent of the Company and Investor, and (b) in the case of subsequent Investment Periods, commencing on the first Trading Day subsequent to the expiration of the immediately preceding Investment Period.

            "Investor Notice" shall have the meaning set forth in Section 2.3(c)(ii) hereof.

            "Knowledge of the Company" shall mean the actual knowledge, without independent inquiry, of any of the executive officers of the Company.

            "Knowledge of the Investor" shall mean the actual knowledge, without independent inquiry, of any of the executive officers of the Investor.

            "Liens" shall have the meaning set forth in Section 5.16 hereof.




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            "Mandatory Purchase Date" shall mean, any Trading Day during any
Investment Period on which the Investor notifies the Company by delivery of an Investor Notice of its election to purchase all or a portion of the Minimum Obligation in respect of such Investment Period.

            "Mandatory Purchase Notice" shall have the meaning set forth in
Section 2.3(a) hereof.

            "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company which is material and adverse to the Company or to the Company and any other entities controlled by the Company, taken as a whole, or any condition or situation which could prohibit, impair or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement, the Registration Rights Agreement or the Warrants.

            "Materials of Environmental Concern" shall mean hazardous substances as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and hazardous wastes as defined under the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et seq. and petroleum and petroleum products and such other chemicals, materials or substances as are listed as "hazardous wastes", "hazardous materials", "toxic substances", or words of similar import under any similar federal, state, local or foreign laws.

            "Maximum Offering Amount" shall have the meaning set forth in the introductory paragraphs hereof.

            "Minimum Obligation" shall have the meaning set forth in Section 2.1(a) hereof.

            "NASD" shall mean the National Association of Securities Dealers,
Inc.

            "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or subdivision thereof.

            "Principal Market" shall mean the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market System, whichever is at the time the principal trading exchange or market for the Common Stock.

            "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement, including post-effective amendments, and all material incorporated by reference in such Prospectus.

            "Purchase Price" shall have the meaning set forth in Section 2.4(b) hereof.

            "Registration Rights Agreement" shall have the meaning set forth in
Section 2.6(b) hereof.

            "Registration Statement" shall have the meaning set forth in
Section 3.2(a) hereof.



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            "SEC" shall mean Securities and Exchange Commission.

            "SEC Documents" shall have the meaning set forth in Section 5.9 hereof.

            "Securities Act" shall have the meaning set forth in the recitals above.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "Stock Price" on a given Trading Day shall mean the low trading price for the Common Stock on the Principal Market during such Trading Day, as reported by The Wall Street Journal, and excluding trades by or on behalf of Investor or any affiliate of Investor.

            "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which 50% or more of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

            "Tax Return" shall mean any report, return, information statement or other information required to be supplied to any federal, state, local or foreign taxing authority, or any election permitted to be made, in connection with Taxes.

            "Taxes" shall mean all taxes, charges, fees, levies, duties or other assessments, including without limitation all net income, gross income, gross receipts, franchise, value added, sales, use, property, ad valorem, transfer, withholding, profits, license, employee, payroll, social security, unemployment, excise, estimated, severance and any other taxes, duties, withholdings, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto, imposed by any federal, state, local or foreign taxing authority.

            "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business and on which trading of the Common Stock on the Principal Market shall not have been suspended or limited.

            "Value of Open Market Trading" shall mean, with respect to any Trading Day, the product of the reported trading volume of the Common Stock on the Principal Market, multiplied by the weighted average trading price (by trading volume) of the Common Stock on such day (each as determined by Bloomberg or any other reputable pricing service chosen by the Investor and reasonably acceptable to the Company); provided, however, that in the event that the Company consummates a registered public offering of Common Stock (whether primary or secondary), the Trading Day on which such transaction is consummated shall be excluded from any calculation under this Agreement based upon the Value of Open Market Trading; provided



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further, that any block trades of 20,000 shares or more of Common Stock shall not be included in the calculation when determining reported trading volume and weighted average trading price.

            "Volume Limit" shall have the meaning specified in Section 2.2(b) hereof.

            "Warrant" shall have the meaning set forth in Section 2.6(a) hereof.

            "Warrants" shall have the meaning set forth in Section 2.6(c) hereof.

            "Warrant Exercise Price" shall have the meaning set forth in
Section 2.6(a) hereof.

            "Warrant Registration Statement" shall have the meaning set forth in Section 3.2(a) hereof.

            "Warrant Shares" shall have the meaning set forth in Section 2.6(b) hereof.


                                      II.

                       PURCHASE AND SALE OF COMMON STOCK

         SECTION 2.1. INVESTMENTS. Subject to the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), during the Commitment Period:

         (a) Mandatory Quarterly Purchases at Company's Election. If the Company, in its sole discretion, elects to deliver a Mandatory Purchase Notice with respect to any Investment Period in accordance with Section 2.3(a), then upon the Company's delivery of such Mandatory Purchase Notice, the Investor shall be obligated in such Investment Period to purchase ("Mandatory Purchase") from the Company shares of Common Stock during such Investment Period for an aggregate Purchase Price of up to $3,000,000, subject to the adjustments and limitations imposed by this Agreement (the "Minimum Obligation"). Upon receipt of a Mandatory Purchase Notice, subject to the terms and conditions contained herein, the Investor shall be obligated to purchase on one or more Closing Dates in respect of each such Mandatory Purchase Date or Mandatory Purchase Dates as the Investor elects during the Investment Period, shares of Common Stock for an aggregate Purchase Price equal to the Minimum Obligation.

         (b) Additional Amounts at the Company's Election. For any Investment Period during which the Company elects to obligate the Investor to make a Mandatory Purchase, the Company may deliver to the Investor an Additional Purchase Notice with respect to the corresponding Investment Period in accordance with Section 2.3(b). Upon any such delivery of an Additional Purchase Notice with respect to an Investment Period, the Investor shall be obligated to purchase shares of Common Stock from the Company (in addition to the Minimum Obligation) during such Investment Period for an aggregate Purchase Price of up to $1,000,000 (which individual purchases shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to the



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adjustments and limitations imposed by this Agreement (the "Additional
Amount"). Upon receipt of such Additional Purchase Notice, the Investor shall be obligated to purchase on each Closing Date in respect of each such Additional Purchase Date or Additional Purchase Dates as the Investor elects during the Investment Period to which such Additional Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Additional Amount.

         (c) Purchase of Less Than or More Than Minimum Obligation and Additional Amount. Upon delivery of a Mandatory Purchase Notice (and, if the Company elects, an Additional Purchase Notice), the Investor may purchase an amount of Common Stock in any Investment Period equal to up to five percent (5%) more than, or less than, the Minimum Obligation and/or the Additional Amount, and any such purchases shall be treated for purposes of this Agreement as being equal to the Minimum Obligation and/or the Additional Amount, respectively.

         SECTION 2.2.     LIMITATIONS ON INVESTMENT AMOUNT.

         (a) Overall Maximum. In no event shall the aggregate amount of the purchases made by the Investor pursuant to Section 2.1 exceed the Maximum Offering Amount.

         (b) Investment Period Limits. Notwithstanding the obligation of the Investor to purchase shares of Common Stock pursuant to Section 2.1(a) and
(b), the aggregate Investment Amount for any Investment Period (whether pursuant to a Minimum Obligation or an Additional Purchase Notice or any combination thereof) shall not exceed the lesser of (x) the Minimum Obligation plus the amount set forth in the Additional Purchase Notice, if any, or (y) an amount equal to the product of (I) the Applicable Percentage of the average daily Value of Open Market Trading of the Common Stock on the Principal Market for each Trading Day during the Investment Period immediately preceding such Investment Period times (II) the number of Trading Days in which the Stock Price is above the Floor Price in such immediately preceding Investment Period (rounded up to the next increment of $10,000), or (z) an amount equal to the product of (I) the Applicable Percentage of the average daily Value of Open Market Trading of the Common Stock on the Principal Market for each Trading Day during such Investment Period times (II) the number of Trading Days in which the Stock Price is above the Floor Price in such Investment Period (rounded up to the next increment of $10,000) (the lower of the amounts referred to in clause (y) and (z), the "Volume Limit"); provided, however, that the Investor may waive, in whole or in part, the Volume Limit in any Investment Period.

         (c)     Floor Price

                 (i) Limit for Mandatory Purchases and Additional Purchases. Notwithstanding anything to the contrary contained herein, the Investor shall not acquire any shares of Common Stock during any Investment Period pursuant to a Minimum Obligation or an Additional Purchase Notice if the Stock Price during all of the four (4) Trading Days prior to but excluding a Mandatory Purchase Date or an Additional Purchase Date is below the Floor Price.



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                 (ii)  Reset of Floor Price.  At any time, but no more than three (3) times during any Investment Period, the Company may reset the Floor Price to a value within fifteen percent (15%) of the then-current Floor Price by delivering a written notice to the Investor; provided, however, that the Company may adjust the Floor Price to any value at any time with the prior consent of the Investor.

         (d) 4.9% Limit. Notwithstanding anything herein to the contrary, the Investor shall not be required or entitled to purchase shares of Common Stock pursuant to this Agreement on any Closing Date to the extent such purchase, when aggregated with all other shares of Common Stock then owned by the Investor, and with the shares of Common Stock beneficially or deemed beneficially owned by the Investor pursuant hereto, and the Warrant Shares (if then issued and outstanding) theretofore issued to the Investor pursuant to
Section 2.6 and still owned by the Investor, would result in the Investor or any Affiliate of the Investor beneficially owning more than 4.9% of all the issued and outstanding Common Stock on such Closing Date, as determined in accordance herewith and Section 13(d) of the Exchange Act (the "4.9% Limit"). The Investor represents that Themis Partners L.P. and Heracles Fund are not Affiliates of the Investor for purposes of this provision.

         SECTION 2.3.     MECHANICS OF NOTIFICATION

         (a)     Mandatory Purchase Notice.

                 (i) On or before the twentieth (20th) day preceding the commencement of an Investment Period, unless otherwise agreed by the parties to this Agreement, the Chief Executive Officer or the Senior Vice President of the Company (or such other person as designated by either in writing) may, at the Company's sole discretion, deliver a written notice to the Investor (each such notice being a "Mandatory Purchase Notice") which states that the Investor shall be obligated to purchase the Minimum Amount during such Investment Period subject to the terms and conditions contained herein. Each Mandatory Purchase Notice shall be irrevocable.

                 (ii) Company Cancellation of Minimum Obligation. In the event the Company intends not to obligate the Investor to purchase Common Stock represented by the Minimum Obligation during an Investment Period, on or before the twentieth (20th) day preceding the commencement of such Investment Period, the Company shall deliver a Cancellation Notice to the Investor. Such Cancellation Notice shall be irrevocable.

                 (iii) Inaction Deemed a Mandatory Purchase Notice. In the event the Company fails to deliver a Mandatory Purchase Notice or a Cancellation Notice pursuant to section (a)(i) and (a)(ii) above with respect to any Investment Period, the Company shall be deemed to have delivered a Mandatory Purchase Notice with respect to such Investment Period.

         (b) Additional Purchase Notices. Unless the Company has delivered a Cancellation Notice relating to an Investment Period, the Chief Executive Officer or the Senior Vice President (or such other person as designated by either in writing) of the Company may, in the Company's sole discretion, deliver an Additional Purchase Notice to the Investor on or before the twentieth



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(20th) day preceding the commencement of the Investment Period (each such notice being an "Additional Purchase Notice"), stating the Additional Amount which the Investor shall be required to purchase during such Investment Period (in addition to shares of Common Stock representing the Minimum Obligation). Each Additional Purchase Notice shall be irrevocable. An Additional Purchase Notice may not be delivered if the Company has delivered a Cancellation Notice with respect to the same Investment Period.

         (c)     Date of Delivery of Notices.

                 (i) Notices to the Investor. A Mandatory Purchase Notice, an Additional Purchase Notice and a Cancellation Notice (each, a "Company Notice") and any other notice sent by the Company to the Investor shall be deemed to be delivered on the Trading Day it is received by facsimile or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Investor if such notice is received prior to 5:00 P.M. New York time, or on the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 P.M. New York time or on any day which is not a Trading Day (in which case the provisions of Section 2.2(c) and the conditions to the Closing must be satisfied as of such immediately succeeding Trading Day).

                 (ii) Notices to the Company. Any notice sent by the Investor to the Company notifying the Company of the Investor's election to purchase Common Stock (each an "Investor Notice") and any other notice sent by the Investor to the Company shall be deemed to be delivered on the Trading Day it is received by facsimile or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Company if such notice is received prior to 5:00 P.M. California time, or on the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 P.M. California time or on any day which is not a Trading Day (in which case the provisions of Section 2.2(c) and the conditions to the Closing must be satisfied as of such immediately succeeding Trading Day).

         SECTION 2.4.     CLOSINGS

         (a) Certificates Against Payment. On each Closing Date (i) the Company shall deliver to the Investor one or more certificates representing the number of shares of Common Stock to be purchased by the Investor pursuant to
Section 2.1 registered in the name of the Investor or, at the Investor's option, deposit such certificate(s) into such account or accounts previously designated by the Investor and (ii) the Investor shall deliver to the Company the amount determined pursuant to Section 2.4(c). In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

         (b) Purchase Price Per Share. The purchase price per share of the Company's Common Stock (the "Purchase Price") shall be 97% of the Stock Price during the four (4) Trading Days prior to but excluding a Mandatory Purchase Date or an Additional Purchase Date, as the case may be; provided, however, that upon Investor's prior notice to the Company, which



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notice may be provided orally, any trading price below the Floor Price may be considered to be equal to the Floor Price for purposes of determining the Purchase Price. Investor agrees not to actively participate in the market with the intention of reducing the Stock Price.

         (c) Payment for the Common Stock. On the Closing Date, the Investor shall pay to the Company the Investment Amount (less any amounts withheld pursuant to Section 11.2) by federal funds wire transfer or transfer of New York Clearing House funds, and shall receive from the Company the number of shares of Common Stock determined by dividing the Investment Amount by the Purchase Price (rounded to the nearest whole number of shares). Such Investment Amount, as so adjusted, shall be paid into such account(s) previously designated by the Company prior to the relevant Closing Date.

      SECTION 2.5. TERMINATION, SUSPENSION AND MODIFICATION OF INVESTMENT OBLIGATION

         (a) (i) Blocking Events. The Investor shall not purchase any shares of Common Stock from the Company on any Closing Date, nor shall a Mandatory Purchase Notice or an Additional Purchase Notice be delivered at any time during the Commitment Period when there shall exist any one or more of the following: (A) the withdrawal of the effectiveness of the Registration Statement, (B) the Company's failure to satisfy the requirements of Section 3.2 or 3.3, or (C) any failure or interruption in the compliance by the Company with the covenants provided in Article VI.

                 (ii) Reduction or Elimination of Investor Obligation to Purchase and Extension of Investment Period. In the event that one or more of the events listed in Section 2.5(a)(i)(A) through (C) above occur during the Investment Period, the obligation of the Investor to purchase shares of Common Stock (either pursuant to a Minimum Obligation or an Additional Purchase Notice) during such Investment Period shall, unless waived in writing by the Investor, be reduced (but in no event shall such reduction result in a negative number) by subtracting an amount calculated by multiplying the amount which the Investor would otherwise be obligated to purchase by a fraction, the numerator of which shall be 1-1/2 times the number of Trading Days within such Investment Period that such event or events exist and the denominator of which shall be the number of Trading Days within such Investment Period (without adjustment for the Stock Price being below the Floor Price pursuant to Section 2.2(c)) from the Investor's obligation during such Investment Period. If such event remains uncured for a period of greater than ten (10) Trading Days or exists during the last ten (10) Trading Days of the Investment Period, the remaining obligation of the Investor to purchase shares of Common Stock pursuant to a Minimum Obligation or an Additional Purchase Notice shall be canceled for the remainder of the Investment Period. If such event exists on the last day preceding an Investment Period on which the Company has not delivered a Cancellation Notice with respect to such Investment Period, the Company shall, unless waived in writing by the Investor, have ten (10) Trading Days in which to cure, and if cured within such period, the commencement of the Investment Period shall be postponed for such number of days during such period as the event remained uncured, but in no event shall such Investment Period be postponed for a period in excess of ten (10) Trading Days.



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         (b)     Additional Events of Termination of Investor Obligation.  The
obligation of the Investor to purchase shares of Common Stock under this Agreement may, if the Investor in its sole and absolute discretion so elects, be terminated (including with respect to a Closing Date which has not yet occurred) in the event that (i) the Registration Statement shall not have been declared effective by the SEC on or before one hundred twenty (120) days from the Effective Date; (ii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement or Warrant Registration Statement, or any withdrawal of the effectiveness of the Registration Statement or Warrant Registration Statement for a period greater than twenty (20) Trading Days in any Investment Period for any reason other than as a result of subsequent corporate developments which would require such Registration Statement or Warrant Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act; or (iii) the Company shall at any time fail to comply with the requirements of Sections 6.2, 6.3, 6.4, 6.6 or 6.7 and the Company shall fail to cure such noncompliance within (A) five (5) Trading Days after receipt of notice from the Investor of its election to terminate this Agreement, provided that the Investor has been notified by the Company of such noncompliance within two (2) Trading Days of the occurrence of such noncompliance or, if the noncompliance relates to a failure of the Company to comply with the provisions of Section 6.6, the Investor otherwise becomes aware of such noncompliance or (B) otherwise within five (5) Trading Days of the occurrence of such noncompliance; provided, however, that notwithstanding the foregoing, the Investor may, in its sole and absolute discretion, terminate this Agreement if the Company shall fail to maintain the listing of the Common Stock on a Principal Market, or if trading of the Common Stock on a Principal Market shall have been suspended for a period of ten (10) consecutive Trading Days.

         SECTION 2.6.       WARRANT

         (a) Warrant. On the Effective Date, the Company will issue to the Investor a warrant, exercisable by the Investor in its sole and absolute discretion from time to time within five (5) years from the date of issuance (the "Warrant") to purchase 200,000 shares of Common Stock at an exercise price per share equal to 150% of the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Effective Date (the "Warrant Exercise Price"). The Warrant shall provide that it shall not be exercisable on any date to the extent that such exercise would limit the ability of the Investor to purchase shares of Common Stock as a result of a Minimum Obligation or an Additional Purchase Notice such that its holding would exceed the 4.9% Limit. The Warrant shall be delivered by the Company to the Investor upon execution of this Agreement by the parties hereto.

         (b)     Additional Warrants.

                 (i) Upon each and every purchase by the Investor of Common Stock, whether pursuant to the delivery of Mandatory Purchase Notices alone or through a combination of Mandatory Purchase Notices and Additional Purchase Notices (each, a "Purchase"), the Investor shall receive the right to purchase Common Stock pursuant to a warrant issued by the Company to the Investor five (5) business days following the end of each calendar year (each, an "Additional Warrant" and collectively, the "Additional Warrants") during the Commitment Period for a number of shares equal to the Additional Warrant Share Amount (as defined in Section 2.6(b)(iii) below) for such calendar year.

                 (ii) Each Additional Warrant shall entitle the holder thereof to purchase Common Stock from time to time within five (5) years from the Effective Date of this Agreement at an exercise price per share equal to 150% of the weighted average of the Purchase Prices at which shares of Common Stock were purchased at the Closings of all Purchases by the Investor during such calendar year (the "Additional Warrant Exercise Price").

                 (iii) "Additional Warrant Share Amount" shall mean, for any given calendar year, a number of shares equal to 5,000 times a fraction, where the denominator is $500,000 and the numerator is the aggregate Purchase Price of Common Stock purchased at the Closings of all Purchases by the Investor in such calendar year (rounded to the nearest $100,000 increment); provided that no more than 150,000 Additional Warrants shall be issued with respect to a given calendar year for which an Additional Warrant Share Amount is calculated pursuant to this Section 2.6(b).

                 (iv) Each Additional Warrant shall provide that it shall not be exercisable on any date to the extent that such exercise would limit the ability of the Investor to purchase shares of Common Stock as a result of a Minimum Obligation or an Additional Purchase Notice such that its holding would exceed the 4.9% Limit.

         (c) Final Warrant. Within five (5) Trading Days of the end of the Commitment Period, the Company will issue to the Investor a warrant, exercisable by the Investor in its sole and absolute discretion from time to time within five (5) years from the Effective Date of this Agreement (the "Final Warrant," and collectively with the Warrant and the Additional Warrants, if any, the "Warrants") to purchase that number of shares of Common Stock equal to 300,000 less the number of shares issuable upon exercise of any and all Additional Warrants issued pursuant to Section 2.6(b), at an exercise price per share equal to the lesser of (A) the exercise price per share of the Warrant, or (B) 150% of the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the last day of the Commitment Period (the "Final Warrant Exercise Price"). The Final Warrant shall provide that it shall not be exercisable on any date to the extent that such exercise would limit the ability of the Investor to purchase shares of Common Stock as a result of a Minimum Obligation or an Additional Purchase Notice such that its holding would exceed the 4.9% Limit. Each of the Warrant, the Additional Warrants, if any, and the Final Warrant shall be substantially in the form of Exhibit A hereto.

         (d) Registration Rights for Warrant Shares. The resale by the Investor of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") shall be subject to a registration rights agreement (the "Registration Rights Agreement") entered into between the Company and the Investor on the date of execution of this Agreement.

                                      III.

                      CONDITIONS TO DELIVERY OF MANDATORY
    PURCHASE NOTICES, ADDITIONAL PURCHASE NOTICES AND CONDITIONS TO CLOSING

            3.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell Common Stock to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below, which conditions cannot be waived without the prior written consent of the Company.

                        (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the date of each such Closing as though made at each such time.

                        (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

                        (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which, in the reasonable opinion of the Company and its legal counsel, prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

            3.2 Conditions Precedent to the Obligation of the Investor to Purchase pursuant to the Minimum Obligation or an Additional Purchase Notice. The obligation of the Investor to purchase pursuant to the Minimum Obligation and the right of the Company to deliver a Mandatory Purchase Notice or an Additional Purchase Notice and the obligation of the Investor hereunder to acquire and pay for Common Stock incident to a Closing is subject to the satisfaction, on the tenth (10th) day preceding an Investment Period for which the Company has not delivered a Cancellation Notice, or on the date of delivery of an Additional Purchase Notice, as the case may be, and on the applicable Closing Date (each a "Condition Satisfaction Date") of each of the following conditions, which conditions cannot be waived without the prior written consent of the Company and the Investor.

                        (a)  Registration of the Common Stock with the SEC.
The Company shall have filed with the SEC (i) a registration statement (the "Registration Statement") for the registration of the resale by the Investor of Common Stock to be acquired pursuant to this Agreement (not including Common Stock to be issued upon exercise of the Warrants) under the Securities Act, which Registration Statement shall have been filed as early as practicable, but in no event later than thirty (30) days following execution of this Agreement and which Registration

Statement shall have been declared effective by the SEC no later than one hundred twenty (120) days following the Effective Date, and (ii) in accordance with the Registration Rights Agreement, a registration statement for the registration of the resale by the Investor of Common Stock to be issued upon exercise of the Warrants (the "Warrant Registration Statement"), which Warrant Registration Statement shall have been filed within thirty (30) days following execution of this Agreement and which Warrant Registration Statement shall have been declared effective by the SEC no later than one hundred twenty (120) days following the Effective Date. Furthermore, the Company shall have filed (i) with the applicable state securities commissions such blue sky filings as shall have been requested by the Investor, and (ii) any required filings with the NASD or exchange or market where the Common Stock is traded.

                        (b)  Effective Registration Statement.  The
Registration Statement shall be in effect and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or related Prospectus shall exist.

                        (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company as set forth in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties made as of a specific date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date.

                        (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                        (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                        (f) Adverse Changes. Since March 31, 1998, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, no event which had or is reasonably likely to have a Material Adverse Effect has occurred, except as disclosed in the SEC Documents or Company press releases subsequent to such date.

                        (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                        (h) Legal Opinions. Except as otherwise provided in this Section 3.2(h), the Company shall have caused to be delivered to the Investor, (i) within five (5) Trading Days following the effective date of the Registration Statement and the Warrant Registration Statement, as applicable,
(ii) as of a date within five (5) Trading Days after the date of the Company's filing of its most recent quarterly report on Form 10-Q (or the date by which such report is required to be filed), (iii) as of a date within five (5) Trading Days after the date on which the Company announces, whether on a preliminary or definitive basis, its fourth quarter or full-year financial results, (iv) to the extent provided by Section 3.3, and (v) as of a date within five (5) Trading Days of a the beginning of an Investment Period as to which the Company has not delivered a Cancellation Notice pursuant to 2.3 hereof, or as of a date within five (5) Trading Days of the delivery of an Additional Purchase Notice, an opinion of the Company's independent counsel containing the opinions and statements set forth in Exhibit B hereto, addressed to the Investor stating, inter alia, that no facts have come to such counsel's attention that would cause it to believe that the Registration Statement or the Warrant Registration Statement, as applicable (as amended, if applicable), contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, not misleading or that the underlying Prospectus (if applicable, as so amended or supplemented) contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the Investor, the Company shall promptly notify the Investor and promptly revise each of the Registration Statement and the Warrant Registration Statement, as applicable, and the Company shall deliver a Cancellation Notice and shall not deliver a Mandatory Purchase Notice or an Additional Purchase Notice or, if such Cancellation Notice has not been timely delivered or a Mandatory Purchase Notice or an Additional Purchase Notice shall have been delivered in good faith without knowledge by the Company that an opinion of independent counsel cannot be delivered as required, shall postpone, if necessary, any pending Closing Date for a period of up to five (5) Trading Days until such an opinion is delivered to the Investor (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.4 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date or as of the actual Closing Date. The Company's independent counsel shall also deliver to the Investor on the Effective Date opinions in form and substance satisfactory to the Investor addressing, among other things, corporate matters and the exemption from registration under the Securities Act of the issuance of the Common Stock by the Company to the Investor under this Agreement; provided, however, that no opinions shall be required to be delivered pursuant to this Section 3.2(h) unless and until the Company delivers a Mandatory Purchase Notice with respect to an Investment Period; and provided, further, that no opinions shall be required to be delivered pursuant to this
Section 3.2(h) for any Investment Period for which the Company delivers a Cancellation Notice.

                        (i)  Accountant's Letter.

                                (i)  The Company shall engage its independent
auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor a report addressed to the Investor, (x) within five (5) Trading Days following the effective date of the Registration Statement and (y) within ten (10) Trading Days following the filing with the SEC of each SEC Document containing unaudited financial statements of the Company which is deemed to be incorporated by reference in the Registration Statement; provided, however, that no "agreed upon procedures" report shall be required to be delivered pursuant to this Section 3.2(i) unless and until the Company delivers a Mandatory Purchase Notice with respect to an Investment Period; and provided, however, that no "agreed upon procedures" report shall be required to be delivered pursuant to this Section 3.2(i) for any Investment Period for which the Company delivers a Cancellation Notice.

                                (ii)  In the event that the Investor shall have
requested delivery of an "agreed upon procedures" report pursuant to Section 3.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor.

                                (iii)  In the event that a report required by
this Section 3.2 cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall deliver a Cancellation Notice and shall not deliver an Additional Purchase Notice or, if a such Cancellation Notice cannot be timely delivered or an Additional Purchase Notice shall have been delivered in good faith without knowledge by the Company that a report of its independent auditors cannot be delivered as required, postpone such Closing Date for a period of up to five
(5) Trading Days until such a report is delivered (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.4 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date and as of the actual Closing Date.

                        (j) Officer's Certificate. The Company shall have delivered to the Investor, on each Closing Date, a certificate in form and substance reasonably acceptable to the Investor, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                        (k) Due Diligence. No dispute between the Company and the Investor shall exist pursuant to Section 3.3 as to the adequacy of the disclosure contained in the Registration Statement.

                        (l) Beneficial Ownership Limitation. On each Closing Date, (i) the Investor shall not be required or entitled to purchase shares of Common Stock to the extent such purchase would result in the Investor's or any affiliate of the Investor's Common Stock holdings to exceed the 4.9% Limit, and
(ii) the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 3.2(l). For purposes of clause (i) of this Section 3.2(l), in the event that the amount of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Minimum Obligation begins or the Additional Purchase Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all Purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 4.9% of the Common Stock following such Closing Date.

            3.3         Due Diligence Review.   The Company shall make
available, during normal business hours, for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement or the Warrant Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

            The Company shall not disclose nonpublic information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investor.

            Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 3.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any nonpublic information discovered by such advisors or representatives in the course of their due diligence without the written consent of the Investor prior to disclosure of such information. The Investor's advisors or representatives shall make complete disclosure to the Investor's independent counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading.
Upon receipt of such disclosure, the Investor's independent counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus. In the event after such consultation the Investor's independent counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (a) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, (b) if the Company disputes the existence of any such material misstatement or omission,
(i) the Company's independent counsel shall provide the Investor's independent counsel with an opinion stating that nothing has come to their attention that would lead them to believe that the Registration Statement or the related Prospectus, as of the date of such opinion, contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related Prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter, or (c) if the Company disputes the existence of any such material misstatement or omission, and the dispute relates to the timing of disclosure of a material event and the Company's independent counsel is unable to provide the opinion referenced in clause (b)(i) above to the Investor, then this Agreement shall be suspended for a period of up to thirty (30) days, at the end of which, if the dispute still exists between the Company's independent counsel and the Investor's independent counsel, the Company shall either (i) amend the Registration Statement as provided above, (ii) provide to the Investor the Company's independent counsel opinion and a copy of the letter of the Company's independent auditors referenced above, or (iii) the obligation of the Investor to purchase shares of Common Stock pursuant to this Agreement shall terminate. The Investor hereby agrees to hold harmless the Company's independent auditors from any liability that may arise out of the delivery of an "agreed upon procedures" letter pursuant to clause (b)(ii) above.


                                      IV.

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

            The Investor represents and warrants to the Company as follows:

            4.1 No Present Arrangement. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

            4.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

            4.3 Authority. The Investor has full power and authority as a limited liability company to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Investor. No other proceedings on the part of Investor are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            4.4 No Brokers. The Investor has taken no action that would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

            4.5 Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.

            4.6 Organization and Standing. The Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority as a limited liability company to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect.

            4.7 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, or the provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or require the approval of any third party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

            4.8 Disclosure: Access to Information. The Investor has received all documents, records, books and other information pertaining to the Investor's investment in the Company that have been requested by the Investor. The Investor further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed or received copies of any such reports that have been requested by it.

            4.9 Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

            4.10 Financial Capability. The Investor presently has or will have the financial capacity and the necessary capital to perform its obligations hereunder.

            4.11 No NASD Proceedings. To the Knowledge of the Investor, there are no disciplinary proceedings involving the Investor or any of its employees pending before the NASD.

         4.12 Not a Broker or Dealer. The Investor is not a "broker" or a "dealer" (as such terms are defined in the Securities Act or the Securities Exchange Act).

         4.13 Not a Member of the NASD. The Investor is not a "member" of the NASD or a "person associated with a member" of the NASD (as such terms are defined in the By-laws and rules of the NASD).

         4.14 No Hedging or Short Selling. (a) During the period sixty (60) days prior to the date of this Agreement the Investor has not engaged in any short sales or hedging of any kind in anticipation of this Agreement, and (b) during the term of this Agreement the Investor may make sales in anticipation of Mandatory Purchase Notices, but may not make any sales with the intention of reducing the price of the Common Stock to Investor's benefit.


                                       V.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as disclosed in the SEC Documents, Company press releases or in the Disclosure Schedule delivered by the Company to the Investor on the date hereof, the Company represents and warrants to the Investor as follows:

            5.1 Corporate Organization. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Investor or its agents complete and correct copies of the Articles of Incorporation, as amended, and by-laws of the Company as in effect on the date hereof.

            5.2         Capitalization.

                        (a) The authorized Capital Stock of the Company consists of (i) 75,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, no par value (the "Preferred Stock"). As of May 31, 1998, there were (i) 17,405,384 shares of Common Stock issued and outstanding all of which are duly authorized and validly issued, fully paid and nonassessable and
(ii) 1,072,398 shares of Common Stock reserved for issuance pursuant to stock options granted or which may be granted under the Compensation Plans, and (iii) 900,000 shares of Common Stock are reserved for issuance upon conversion of the Series C Preferred Stock and certain warrants. The Company has not issued any Common Stock since October 14, 1997, except pursuant to the exercise of stock options or pursuant to the Company's Employee Stock

Purchase Plan, nor has the Company since such date repurchased or redeemed or acquired any such shares. No shares of Capital Stock of the Company are entitled to preemptive rights.

                        (b) Except as set forth in Section 5.2(a) above, the Company does not have outstanding any Capital Stock or securities convertible into or exchangeable for any shares of Capital Stock or any options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or otherwise obligating the Company to issue or sell or entitling any Person to acquire from the Company, and the Company is not a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of its Capital Stock or securities convertible into or exchangeable for any of its Capital Stock.

                        (c) Upon issuance of the Common Stock, and payment of the Purchase Price therefor, pursuant to a purchase and sale in accordance with the terms of this Agreement, the Company will transfer to the Investor good and valid title to the Common Stock, free and clear of any Lien, other than Liens, if any, created by the Investor and such Common Stock will be duly authorized, fully paid and nonassessable.

            5.3         Subsidiaries.

                        (a) The Company does not have any Subsidiaries other than those listed on Schedule 5.3(a) of the Disclosure Schedule. Each Subsidiary is wholly-owned by the Company.

                        (b) (i) All the outstanding stock or other equity or ownership interests of each Subsidiary is owned free and clear of all Liens and is validly issued and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary is a party or otherwise obligating any Subsidiary to issue or sell, or entitling any Person to acquire from any Subsidiary, and no Subsidiary is a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of the Capital Stock or any securities convertible into or exchangeable for the Capital Stock of any such Subsidiary.

            5.4 Authorization. The Company has full corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Warrants, to issue the Common Stock pursuant to this Agreement and the Warrants, and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, and the issuance of the Common Stock issuable upon a Closing and pursuant to the Warrants, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, and the issuance of the Common Stock issuable upon a Closing and pursuant to the Warrants, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, except for any approval of the Company's shareholders that may be required pursuant to Rule 4460 of the Marketplace Rules of the Nasdaq Stock Market. This Agreement, the Registration Rights Agreement and the Warrants, have been duly executed and delivered by the Company, and the Common Stock issuable in accordance with the terms of this Agreement or upon exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable, and each of this Agreement, the Registration Rights Agreement and the Warrants, when executed and delivered constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

            5.5         No Violation; Consents.

                        (a) Assuming the making or receipt of all filings, notices, registrations, consents, approvals, permits and authorizations described in this Section 5.5, the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, and the issuance of the Common Stock, the consummation of the transactions contemplated hereby, by the Registration Rights Agreement and the Warrants, the compliance by the Company with any of the provisions hereof or of the Registration Rights Agreement and the Warrants, will not (i) conflict with, violate or result in any breach of the Articles of Incorporation, as amended, or by-laws of the Company or its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Company or any of its Subsidiaries pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Entity, binding on the Company or any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (i) and
(ii) conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, and liens which, individually or in the aggregate, would not have a Material Adverse Effect, would not prevent or materially delay consummation of the transactions contemplated hereby and would not affect the validity of the issuance of the Common Stock.

                        (b) Except for (i) applicable requirements, if any, under Blue Sky Laws, (ii) the filing of additional listing applications with Nasdaq, and (iii) the filing of the Registration Statement and Warrant Registration Statement, no filing, consent, approval, permit, authorization, notice, registration or other action of or with any Governmental Entity is required to be made or obtained by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, the issuance of the Common Stock or the consummation by the Company of the transactions contemplated hereby and thereby.

            5.6 Compliance With Applicable Law. The businesses of the Company are not being conducted in violation of any law, ordinance, rule, regulation, judgment, decree or order of any Governmental Entity, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries possess all domestic and foreign governmental licenses, permits, authorizations and approvals and have made all registrations and given all notifications required under federal, state, local or foreign law to carry on in all respects their businesses as currently conducted, except as otherwise disclosed in writing by the Company to the Investor on or prior to the date hereof, and except where the failure to have any such licenses, permits, authorizations or approvals, individually or in the aggregate, would not have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than those the outcome of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

            5.7         Compliance With Food and Drug Act.

                        (a) FDA Permits. The Company and each of its Subsidiaries have all material licenses, permits, consents, approvals and authorizations that are required under the Food and Drug Act and any similar foreign law, rule or regulation (collectively, the "FDA Permits") in connection with the conduct of the businesses of the Company and each of its Subsidiaries as presently conducted. The Company has obtained and owns or has the right to use the FDA Permits in accordance with the terms thereof. Each FDA Permit is valid and in full force and effect. The FDA Permits are currently effective and sufficient for the operation of the Company's businesses as currently conducted. All information supplied by or on behalf of the Company and each of its Subsidiaries to obtain or maintain each FDA Permit was, as of the date given, true and complete in all material respects. The Company and each of its Subsidiaries has complied in all material respects with all conditions and requirements imposed by the FDA Permits and neither the Company nor any of its Subsidiaries has received any notice of cancellation, suspension or termination of any of the FDA Permits and to the Knowledge of the Company no Governmental Entity intends to cancel, suspend or terminate any of the FDA Permits or that valid grounds for such cancellation, suspension or termination exist.

                        (b) Food and Drug Act. (i) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable requirements of the Food and Drug Act and any similar foreign law, rule or regulation, (ii) the Company's and each of its Subsidiaries' existing inventory of products held for sale, and all products manufactured by the Company, any of its Subsidiaries or any of the Company's Affiliates and sold within the two (2) years preceding the date hereof, have been produced in compliance in all material respects with all applicable requirements of the Food and Drug Act or any similar foreign law, rule or regulation, including, without limitation, all "current good manufacturing practices" and similar requirements thereunder and
(iii) to the Knowledge of the Company there is no event, condition, circumstance, activity, practice, incident, action or plan of the Company or any Subsidiary which is likely to interfere with or prevent the Company's or any of its Subsidiaries continued compliance with all applicable requirements of the Food and Drug Act or any similar foreign law, rule or regulation, or which may give rise to any common law or legal liability of the Company or any Subsidiary under, or otherwise form the basis of any Lien or any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity based on or related to, the Food and Drug

Act or any similar foreign law, rule or regulation, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            5.8 Litigation. There is no claim, action or proceeding (including any condemnation proceeding) pending or, to the Knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries by or before any Governmental Entity or arbitrator that if adversely determined, individually or in the aggregate, would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had, or would reasonably be expected in the future to have, a Material Adverse Effect or which reasonably could be expected to materially adversely affect the transactions contemplated by this Agreement.

            5.9         SEC Documents, Financial Statements.

                        (a)     The Common Stock is registered pursuant to
Section 12(g) of the Securities Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents, together with all exhibits, financial statements and schedules thereto required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act, including material filed pursuant to Section 13(a) or 15(d), (all of the foregoing, and all other documents and registration statements, whether heretofore or hereafter filed with the SEC since January 1, 1996, and the Registration Statement, when declared effective, being hereinafter referred to as the "SEC Documents"). The Common Stock is currently listed or quoted on the Principal Market, which is, as of the date hereof the Nasdaq National Market. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents through March 31, 1998. The Company has not provided to the Investor any material information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated herein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of delivery by the Investor of the Prospectus contained in the Registration Statement in connection with sales of Common Stock by the Investor, such Prospectus will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and other federal, state and local laws, rules and regulations applicable to such Prospectus. The financial statements of the Company included (or incorporated by reference) in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                        (b) During the three (3) years preceding the date hereof, the SEC has not issued an order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose.

            5.10 No Undisclosed or Contingent Liabilities. Neither the Company nor any of its Subsidiaries has any claims, liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its consolidated Subsidiaries under GAAP, except for claims, liabilities or obligations (i) reflected or reserved against on the Balance Sheet, (ii) disclosed in the Company's most recent Form 10-K or any SEC Document filed subsequent to such Form 10-K or (iii) incurred by the Company or any of its Subsidiaries since March 31, 1998 in the ordinary course of business and consistent with past practice and that, individually or in the aggregate, would not have a Material Adverse Effect.

            5.11 Taxes. The Company and its Subsidiaries have timely filed all necessary Tax Returns and notices and have paid all federal, state, county, local and foreign taxes of any nature whatsoever for all the tax years through December 31, 1996 indicated on such Tax Returns as being due and payable, to the extent such taxes have become due (other than taxes which are being challenged in good faith by the Company and have been adequately reserved for by the Company). There are no tax deficiencies which would reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have paid all Taxes which have become due, whether pursuant to any assessments, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such Taxes, and no interest or penalties accrues or accruing with respect thereto; the amounts currently set up as provisions for Taxes or otherwise by the Company and its Subsidiaries on their books and records are sufficient in all material respects for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its Subsidiaries may be liable in their own right, or as transferee of the assets of, as successor to any other corporation, association, partnership, joint venture or other entity.

            5.12 Employee Benefit Plans. All employee benefit plans and other benefit arrangements covering the employees of the Company and its Subsidiaries (the "Benefit Plans") have been operated and administered in all material respects in compliance with their terms and applicable law, and there are no claims, liabilities or obligations of any kind whatsoever relating to the Benefit Plans which individually or in the aggregate would have a Material Adverse Effect.

            5.13 Absence of Certain Changes. Since March 31, 1998, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

                                (i)  to the Knowledge of the Company, any
event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                                (ii)  any declaration, setting aside or payment
of any dividend or other distribution with respect to any shares of Capital Stock of the Company, other than the normal quarterly dividend of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

                                (iii)  any amendment of any material term of
any outstanding security of the Company or any Subsidiary;

                                (iv)  any incurrence, assumption or guarantee
by the Company or any Subsidiary of any indebtedness for borrowed money, other than working lines of credit or borrowings under existing lines of credit, and any license fees and royalties and pursuant to any lease;

                                (v)  any creation or assumption by the Company
or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practice;

                                (vi)  any making of any loan, advance or
capital contributions to or investment in any Person in excess of $100,000 other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practice;

                                (vii)  any damage, destruction or other
casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                                (viii)  any transaction or commitment made, or
any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement; or

                                (ix)  any change in any method of accounting or
accounting practice by the Company or any Subsidiary.

            5.14        Environmental Matters.

                        (a) The Company and its Subsidiaries have obtained all permits, licenses and other authorizations, and have made all registrations and given all notifications, that are required with respect to the operation of their respective businesses under all applicable Environmental Laws other than those permits, licenses, other authorizations, registrations and notifications the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect.

                        (b) The Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of the required permits, licenses and other authorizations referred to in subsection
(a) of this Section 5.14, and also in compliance in all material respects with any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, settlement agreement, notice or demand letter issued, entered, promulgated or approved thereunder, other than where the failure to be in such compliance, individually or in the aggregate, would not have a Material Adverse Effect.

                        (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter (collectively "Actions") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating in any way to Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder other than Actions that, if determined adversely to the Company or such Subsidiaries, would not reasonably be expected to have a Material Adverse Effect.

            5.15        Material Contracts.

                        (a) Neither the Company nor any Subsidiary is a party to or bound by any agreement or arrangement material to the Company and its Subsidiaries taken as a whole ("Material Contracts").

                        (b) Each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Company or the Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is enforceable against the Company or its Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms, except to the extent that such enforceability is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity, and neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party thereto is in conflict therewith or in violation or breach thereof or default thereunder, except for such conflicts, violations, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

            5.16 Properties; Encumbrances. Subject to the next succeeding sentence, each of the Company and its Subsidiaries has good and valid title, and in the case of real property, insurable title, to all material properties and assets which it purports to own (real, personal and mixed, tangible and intangible, including all forms of goodwill, rights, intellectual property and intellectual property rights) (collectively, the "Company Assets"), including, without limitation, all the material properties and assets reflected on the Balance Sheet (except for (i) real and personal property sold since the date of the Balance Sheet or which was obsolete or no longer useful in connection with the businesses of the Company and its Subsidiaries and (ii) capital leases reflected on the Balance Sheet), and all material properties and assets purchased by the Company and its Subsidiaries since the date of the Balance Sheet. All Company Assets are free and clear of all liens, mortgages, claims, interests, charges, security interests or other encumbrances or adverse interests of any nature whatsoever and other title or interest retention arrangements ("Liens"), except (A) as reflected on the Balance Sheet, (B) as set forth on Schedule 5.16 of the Disclosure Schedule, (C) statutory Liens of carriers, warehousemen, mechanics, workmen and materialmen for liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not yet delinquent or being contested in good faith, (D) such defects, irregularities, encumbrances and other imperfections of title as normally exist with respect to property similar in character and that, individually or in the aggregate together with all other such exceptions, do not have a Material Adverse Effect, (E) Liens for Taxes and (F) Liens that do not interfere with the present use of the property subject to the Lien.

            5.17 Insurance. All current primary, excess and umbrella policies of insurance owned or held by or on behalf of or providing insurance coverage to the Company or any of its Subsidiaries are in full force and effect. With respect to all such insurance policies providing insurance coverage to the Company or any of its Subsidiaries, no premiums are in arrears and no notice of cancellation or termination has been received with respect to any such policy, other than notices of cancellation or termination routinely sent at the end of a policy term. The Company believes that the insurance coverage of the Company and its Subsidiaries is consistent with the coverage generally maintained by corporations of similar size and engaged in similar lines of business except that the Company generally self-insures against potential product liability exposure with respect to its marketed products.

            5.18 Employee Claims; Labor Matters. There are no claims or actions pending or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, unions, or former employees that would, or would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries have no collective bargaining agreements covering employees of the Company or any Subsidiary.

            5.19 Material Disclosure. To the Knowledge of the Company, there is no fact, transaction or development which the Company has not disclosed to the Investor in writing (including pursuant to the SEC Documents filed prior to the date hereof) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. This Agreement (including any Exhibit or Schedule hereto) and any written statements, documents or certificates furnished to the Investor by the Company or its Subsidiaries prior to the date hereof in connection with the transactions contemplated hereby, taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

            5.20 Intellectual Property. The Company and its Subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the general business now operated by them and neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

            5.21        No General Solicitation in Regard to this Transaction.
Neither the Company nor any of its Subsidiaries or affiliates nor any distributor or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) with respect to any of the Common Stock offered hereby, nor have they made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock offered hereby under the Securities Act.

            5.22 No Undisclosed Events or Circumstances. To the Knowledge of the Company, since March 31, 1998, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company.

            5.23 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration under the Securities Act of the shares of Common Stock to be issued under this Agreement.

            5.24 No Brokers. The Company has taken no action which would give rise to any claim by any Person for brokerage commissions, finder's fees or similar payments by the Investor relating to this Agreement for the transactions contemplated hereby.

            5.25 No Violation of Covenants. To the Knowledge of the Company, no event of default has occurred and is continuing (or event which with the lapse of time or notice or both would constitute such an event) which has not otherwise been waived under any of the revolving credit facilities or under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed or any other material agreement to which the Company or any of its Subsidiaries is bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject.

                                      VI.

                            COVENANTS OF THE COMPANY

            6.1 Registration Rights. The Company shall comply in all respects with the terms of the Registration Rights Agreement.

            6.2 Reservation of Common Stock. Except as disclosed in the SEC Documents, the Company has reserved and will continue to reserve and keep available at all times in any Investment Period, such number of shares of Common Stock, free of preemptive rights, necessary to enable the Company to satisfy any obligation to issue shares of its Common Stock incident to the Closings in such Investment Period and incident to the exercise of the Warrants issued hereunder; such amount of shares of Common Stock to be reserved to be calculated based upon the Floor Price therefor under the terms of this Agreement, and assuming the full exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect
(a) potential increases in the Common Stock which the Company may thereafter be so obligated to issue by reason of adjustments to the Purchase Price therefor and the issuance of the Warrant, Additional Warrants, if any, and Final Warrant and (b) stock splits and stock dividends and distributions.

            6.3 Listing of Common Stock. During the term of this Agreement, the Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable but in any event prior to the commencement of the Commitment Period to list the additional shares of Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrants). The Company further agrees that, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrants), and will take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible. If the Principal Market is the Nasdaq National Market System, the Company shall maintain sufficient net tangible assets to satisfy the requirements of the NASD for the listing of the Common Stock on the Nasdaq National Market System.

            6.4 Exchange Act Registration. During the term of this Agreement, the Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. If required, the Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

            6.5 Registration on Form S-3. If the Company does not initially file the Registration Statement on Form S-3, the Company shall use its best efforts to refile and amend the Registration Statement on Form S-3.

            6.6 Legends. The certificates evidencing the Common Stock to be issued to the Investor at each Closing and upon the exercise of the Warrant, Additional Warrants, if any, and Final Warrant (except as otherwise as provided by Section 7.1) shall be free of legends or stop transfer or other restrictions.

            6.7 Corporate Existence. During the term of this Agreement, the Company will take all steps necessary to preserve and continue the corporate existence of the Company.

            6.8 Additional SEC Documents. During the term of this Agreement, the Company will notify the Investor, as and when all SEC Documents are submitted to the SEC for filing.

            6.9 "Blackout Period". During the term of this Agreement, the Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related Prospectus in respect of an offering of securities required to be registered under this Agreement or the Registration Rights Agreement: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related Prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;
(c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of such registrable securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event which makes any statement made in the registration statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related Prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, in which event the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus.
The Investor shall not be obligated to purchase any shares pursuant to a Minimum Obligation or an Additional Purchase Notice during the Investment Period in which any of the foregoing events continued.

                                      VII.

                     LEGENDS AND DELIVERY OF CERTIFICATES,
                       COMPLIANCE AND INVESTOR COVENANTS

            7.1 Legends and Delivery of Certificates. The Warrants and, unless otherwise provided below, the certificates evidencing the Common Stock to be issued to the Investor at any Closing and upon exercise of the Warrants, will bear the following legend (the "Legend"):

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

            In the event shares of Common Stock are issued incident to a Closing or upon exercise of the Warrants in circumstances pursuant to which shares of Common Stock are either required to bear the Legend or are not to bear the Legend, such certificates (bearing or not bearing the Legend, as appropriate) shall be issued and delivered to the Investor or as otherwise directed by the Investor on the applicable Closing Date or within two Trading Days of the surrender of the Warrants for exercise (together with all other documentation required to be delivered to effect such exercise), as applicable, in each case against payment therefor.

            The Company shall cause the transfer agent for the Common Stock to issue and deliver to the Investor or as otherwise directed by the Investor, shares of Common Stock not bearing the Legend, during the following periods and under the following circumstances and without the need for any further advice or instruction or documentation to the transfer agent by or from the Investor:

                        (a) At any time from and after the effective date of the applicable registration statement: (i) incident to the issuance of any shares of Common Stock pursuant to a Closing; (ii) incident to the exercise of the Warrants; and (iii) upon any surrender of one or more certificates evidencing Common Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that in connection with such event the Investor confirms to the transfer agent that it intends to sell such Common Stock to a third party which is not an Affiliate of the Company or the Investor, and the Investor agrees to redeliver such Common Stock to the transfer agent to add the Legend in the event the Common Stock is not sold; and

                        (b) At any time from and after the Closing Date, upon any surrender of one or more certificates evidencing Common Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing or also accompanied by representations that (i) the then holder thereof is permitted to dispose of such Common Stock pursuant to Rule 144(k) under the

Securities Act, (ii) such holder intends to effect the sale or other disposition of such Common Stock whether or not pursuant to the Registration Statement, to a purchaser or purchasers who will not be subject to the registration requirements of the Securities Act or (iii) such holder is not then subject to such requirements; provided that in the case of surrenders described in clauses (ii) and (iii) thereof, the holder provides an opinion of counsel in form and substance reasonably satisfactory to the Company.

            7.2 No Other Legend or Stock Transfer Restrictions. No legend has been or shall be placed on the share certificates representing the Common Stock and no instructions or stop transfers or other restrictions on transfer have been or shall be given to the Company's transfer agent with respect thereto other than pursuant to the Company's Shareholder Rights Plan or as expressly set forth in this Article VII.

            7.3 Investor's Compliance. Nothing in this Article VII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.


                                     VIII.

                        OTHER ISSUANCES OF COMMON STOCK

            8.1 Equity Offering Adjustment to Purchase Price. In the event that the Company makes an Equity Offering during an Investment Period, then notwithstanding anything herein to the contrary, the purchase price per share of Common Stock for any Investment Amount made solely within such Investment Period but following the consummation of the Equity Offering shall be the lower of (a) the lowest effective purchase price per share of Common Stock received by the Company in any such Equity Offering, and (b) the price per share of Common Stock determined hereunder with respect to Purchases of Common Stock effected by the Investor during such Investment Period.

            8.2         Other Adjustments to Purchase Price and Floor Price.
The daily low trading or closing sale price, as applicable, of the Common Stock for any Trading Day used to calculate the Purchase Price and the Floor Price shall be adjusted proportionally to reflect any stock splits, stock dividends, reclassifications, combinations and similar transactions involving the Company's Common Stock.

                                      IX.

                 CHOICE OF LAW AND VENUE, WAIVER OF JURY TRIAL

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in the United States District Court for the Southern District of New York located in New York County, New York, unless such District Court declines jurisdiction, in which case such actions or proceedings shall be litigated only in the state court located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) Trading Days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court. The parties hereto hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.


                                       X.

              ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION

            10.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the Investor's rights and obligations under this Agreement may be assigned at any time, in whole, with the prior written consent of the Company (which consent shall not be unreasonably withheld) to any Affiliate of the Investor (a "Permitted Transferee"). The rights and obligation of the Investor under this Agreement shall inure to the benefit of, and be enforceable by and against, any such Permitted Transferee.

            10.2 Entire Agreement; Amendment. This Agreement, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

            10.3 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without its prior consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Except as may be required by law, the Company shall consult with the Investor before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

            10.4 Termination. (a) The Company may, in its sole discretion, terminate this Agreement and Investor's obligation to purchase any Investment Amount for the remainder of the Commitment Period.

            (b) The Investor may terminate this Agreement as a result of (i) a breach (which is not cured in accordance with this Agreement) by the Company of any material representation, warranty, covenant or other obligation in this Agreement or the Registration Rights Agreement or (ii) if the Investor reasonably determines, in its sole discretion, at any time that the adoption of, or change in, or any change in the interpretation or application of, any law, regulation, rule, guideline or treaty (including, but not limited to, changes of capital adequacy) makes it illegal or materially impractical for the Investor to fulfill its commitment pursuant to this Agreement, but in the case of either (i) or (ii) above, Investor may terminate this Agreement only after a 60-day period in which the parties negotiate in good faith, in the case of (i), a reasonable substitute for such provision or, in the case of (ii), a reasonable alternative manner not illegal or impossible for the Investor to fulfill its commitment pursuant to this Agreement.

                                      XI.

               NOTICES, ETC., COST AND EXPENSES, INDEMNIFICATION

            11.1 Notices, Etc.. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:
(a) if to the Company, to: SciClone Pharmaceuticals Inc., 901 Mariners Island Boulevard, San Mateo, CA 94404; Attention: Shawn K. Singh, Facsimile No.:
(650) 358-3469, with copies (which shall not constitute notice) to: Gray Cary Ware & Freidenrich LLP, 139 Townsend St., Suite 400, San Francisco, California, 94107, Attention: Howard Clowes, Esq., Facsimile No.: (650) 327- 3699; and
(b) if to the Investor, Cheyenne LLC, c/o The Palladin Group, 40 West 57th Street, New York, New York 10019, Attention: Robert L. Chender, Facsimile No.:
(212) 698-0554, with copies (which shall not constitute notice) to: Arnold & Porter, 555 12th Street, N.W., Washington, D.C. 20004-1202, Attn. L. Stevenson Parker, Facsimile No.: (202) 942-5999. Subject to Section 2.3(c), notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile during normal business hours of the recipient. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

            11.2 Costs and Expenses. The Company shall be responsible for the Investor's (a) legal fees and related expenses incurred in entering into this Agreement up to a maximum amount of $50,000, which shall be payable upon execution and delivery of this Agreement, and (b) costs and expenses in connection with the performance of its obligations hereunder up to a maximum amount of $25,000 initially, and $5,000 quarterly thereafter. The Company agrees to pay the

Investor the amounts due under clause (b) of the preceding sentence within thirty (30) days following the Investor's request therefor. In the event payment is not received within such thirty (30) day period, Investor shall have the right to deduct any such amounts owed by the Company to the Investor from any amounts owed by the Investor to the Company pursuant to Section 2.4(c) herein.

            11.3        Indemnification.

                        (a) Indemnification of Investor. The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act as follows:

                                (i)  against any and all loss, liability,
claim, damage and expense whatsoever, as incurred, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Prospectus, or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                (ii)  against any and all loss, liability,
claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11.3(d) below) any such settlement is effected with the written consent of the Company; and

                                (iii)  against any and all expenses whatsoever,
as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment thereto), including any Prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable.

                        (b) Indemnification of Company. The Investor agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment or supplement thereto) or in any offering circular or other document, as applicable.

                        (c) Action against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of his indemnity agreement. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying party parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11.3 or Section 11.4 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party.

                        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11.3(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            11.4        Contribution.  If the indemnification provided for in
Section 11.3 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other hand from the offering of the Common Stock pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Investor on the other hand and in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company on the one hand and the Investor on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective portions as the total proceeds from the offering of the Common Stock pursuant to this Agreement received by the Company from the Investor and the total profits received by the Investor upon the sale of such Common Stock bear to the aggregate public offering price.

            The relative fault of the Company on the one hand and the Investor on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 11.4, the Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Stock purchased by it and resold to the public exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 11.4, each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

            11.5 General Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.



                                      XII.

                                 MISCELLANEOUS

            12.1 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

            12.2 Survival: Severability. (a) The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 11.3 and 11.4 hereof shall survive and remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

            12.3 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            12.4 Effectiveness of the Agreement. This Agreement shall be effective as of the Effective Date.





                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

CHEYENNE LLC                              SCICLONE PHARMACEUTICALS, INC.



By: /s/ Robert L. Chender                 By:  /s/ Shawn K. Singh
    ----------------------------------         ------------------------------
    Name:  Robert L. Chender                   Name:  Shawn K. Singh
    Title:                                     Title:  Senior Vice President





    [SIGNATURE PAGE TO STRUCTURED EQUITY LINE FLEXIBLE FINANCING AGREEMENT]